Exhibit 99.1
August 25, 2009
Dear Shareholders (and friends) of AssuranceAmerica,
Our MGA/Carrier continues to show favorable year-over-year comparisons, with the Retail Agencies still holding down our overall results. We will be opening a Florida Claims office this fall to bring a local focus to one of our largest producing states.
Following is our report on July’s results:

		July (Unaudited)
		Current Month			Year To Date
		2009	2008	Change	2009	2008	Change
		(In $1,000)%			(In $1,000)%
•	Gross Premiums Produced[1]*	$11,952	$11,882	.6%	$90,948	$87,828	4%

•	MGA/Carrier Gross Premiums Produced [1,2]	$9,292	$7,977	16%	$67,120	$60,048	12%
•	MGA/Carrier Revenues [2]	$5,275	$4,780	10%	$36,282	$33,493	8%

•	Retail Agencies Gross Premium Produced [1,2]*	$3,708	$5,170	(28)%	$33,766	$39,138	(14)%
•	Retail Agencies Group Revenues [2] *	$612	$771	(21)%	$5,382	$6,126	(12)%

•	Company Revenues*	$5,704	$5,329	7%	$39,884	$37,632	6%
•	Company Pre-Tax Income before stock option*	$133	$(139)	196%	$1,985	$265	649%
•	Company Pre-Tax Income*	$104	$(159)	165%	$1,788	$203	781%

[1]	Gross Premiums Produced is a non-GAAP financial metric used as the primary measure of the underlying growth of the company’s revenue stream.

[2]	Before intercompany eliminations

*	Current year financial data includes agency acquisitions that may not be included in prior year data
To follow your stock, we suggest you go to http://finance.yahoo.com, symbol ASAM.OB.
As always, we appreciate your continued support and interest in AssuranceAmerica Corporation.
Sincerely,

/s/ Guy W. Millner	/s/ Joseph J. Skruck

Guy W. Millner	Joseph J. Skruck
Chairman and Chief Executive Officer	President and Chief Operating Officer
This document is for informational purposes only and not intended for general distribution. It does not constitute an offer to sell, or a solicitation of an offer to buy securities in AssuranceAmerica Corporation. This document includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.